EXHIBIT 99.1
Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2012 RESULTS

Santa Clara, Calif.-July 31, 2012-Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2012. Total revenue for the quarter was $66.4 million, including approximately $1.4 million in revenue from eBioscience following the close of Affymetrix's acquisition of the company on June 25. This compares to total revenue of $64.7 million for the same period of 2011.

The Company reported net income of approximately $30.9 million, or $0.43 per diluted share, in the second quarter of 2012 compared to a net loss of $3.7 million, or $0.05 per diluted share, in the same period of 2011.  The second quarter of 2012 included the following one-time items:  (1) an income tax benefit related to the eBioscience acquisition of $44.7 million, (2) acquisition-related non-recurring costs of $4.7 million, (3) a stock compensation charge of $8.3 million related to the acceleration of stock options held under eBioscience equity incentive plans, and (4) the recovery of a $2.2 million note that had been provided for in full.  Excluding these one-time items and recurring amortization of acquired intangible assets and release of step-up in inventory fair value, the Company would have reported a net loss of $1.2 million, or $0.02 per diluted share.  This compares to a net loss of $2.1 million, or $0.03 per diluted share, in the same period of 2011 excluding recurring amortization of acquired intangible assets.

Total revenue for the second quarter of 2012 was $66.4 million, comprised of product revenue of $58.5 million and service and other revenue of $7.9 million. Product revenue included consumable revenue of $53.3 million, instrument revenue of $3.8 million, and revenue from eBioscience of $1.4 million.  This compares to total revenue of $64.7 million in the second quarter of 2011, comprised of product revenue of $58.1 million and service and other revenue of $6.6 million. Product revenue included consumable revenue of $54.3 million and instrument revenue of $3.8 million.

For the second quarter of 2012, cost of product sales, including eBioscience, was $24.4 million, as compared to $22.4 million in the same period of 2011.  Product gross margin was 58%, as compared to 62% in the same period of 2011.  Cost of services and other was $3.3 million compared to $3.4 million in the same period of 2011.

For the second quarter of 2012, operating expenses were $54.1 million, including acquisition-related non-recurring costs of $4.7 million and a stock compensation charge of $8.3 million related to the acceleration of stock options held under eBioscience equity incentive plans.  This compared to operating expenses of $42.0 million in the same period of 2011.

"During the second quarter we completed the acquisition of eBioscience which allows us to access significant new markets to drive future growth and profitability," said Frank Witney, president and chief executive officer.  "In addition, we generated double-digit growth in a number of our key business areas as we continue on our path to return to overall growth.  We exited the quarter with gross cash-on-hand of about $38 million and we expect to generate cash in the second half of the year after interest and principal payments."

Second quarter highlights:

•
On June 25th, the Company announced that it had completed the acquisition of eBioscience, a privately-held company with an industry-leading position in flow cytometry and immunoassay reagents for immunology and oncology research and diagnostics.  The acquisition enhances Affymetrix's product portfolio and expands its addressable markets by more than $2.5 billion per year.  Through the acquisition of eBioscience, the Company can now offer a blue-chip portfolio of cell-based assays that diversifies the business and opens up important new avenues for growth.  With eBioscience's portfolio of profitable and growing reagents, the combined Company intends to introduce novel molecular solutions to enter sizable new markets.

•
Signed a worldwide distribution agreement for ScreenCell's isolation devices and dilution buffers, designed for the collection of Circulating Tumor Cells (CTCs) in peripheral blood.  The Company expects this platform will help to improve disease detection, enabling researchers in translational sciences to further examine the impact on treatment, management and outcome in cancer.

•
Announced a world-wide collaboration with Leica Microsystems that automates Affymetrix's QuantiGene ViewRNA ISH Tissue Assay on the Leica BOND RX staining platform for research applications.  This partnership provides researchers with a powerful automated everyday solution for drug-discovery, translational research, and the development of new companion diagnostic tests for personalized medicine by significantly reducing assay time for single-copy RNA in situ hybridization (ISH) analysis.  The highly-sensitive QuantiGene® ViewRNA ISH Tissue Assay assists drug discovery and translation research by enabling researchers to measure RNA expression directly in a tissue section at single-copy sensitivity.  Over 1,000 standard probes are already available and it only takes a few days to produce a customized probe for a new gene target.  The Leica BOND RX system automates the staining process bringing all the benefits of consistency, reduced labor, and speed.  This means researchers can now have access to same-day assay completion and, with a standardized staining protocol, rapid set-up for any probe.

•
Announced a research collaboration and licensing agreement with Massachusetts General Hospital to co-develop new cancer biomarker tests using the Affymetrix QuantiGene® ViewRNA Assay platform, an in situ hybridization assay capable of single transcript in single-cell detection.  As part of this agreement, Affymetrix has the rights to commercialize the new biomarker tests as an outcome of this collaboration.

Affymetrix' management team will host a conference call on July 31, 2012 at 2:00 p.m.  PT to review its operating results for the second quarter of 2012.  A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m.  PT on July 31, 2012 until 8:00 p.m.  PT on August 8, 2012 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415.  Please enter account #376 and conference passcode 397718 to access the replay.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes.  More than 2,200 systems have been shipped around the world and more than 25,000 peer-reviewed papers have been published using the technology.  Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, and Singapore.  eBioscience is headquartered in San Diego, California and has manufacturing facilities in San Diego and Vienna, Austria.  Including eBioscience, the Company has about 1,200 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash in the second half of 2012 after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2011, and other SEC reports.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share for the second quarter of 2012 excluding specified one-time items related to its acquisition of eBioscience, recurring amortization of acquired intangible assets and release of step-up in the inventory fair value, as well as its net loss and net loss per share for the second quarter of 2011 excluding amortization of acquired intangible assets.  Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix' operating performance in the second quarter of 2012 to the prior-year period.  These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Affymetrix has provided a reconciliation of these financial measures to net income (loss).

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(See Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$26,732	$201,937
Restricted cash	682	692
Available-for-sale securities-short-term portion	2,239	7,937
Accounts receivable, net	53,360	44,021
Inventories	91,966	42,851
Deferred tax assets-short-term portion	342	364
Property and equipment, net-held for sale	9,000	9,000
Prepaid expenses and other current assets	14,522	7,785
Total current assets	198,843	314,587
Available-for-sale securities-long-term portion	7,912	54,501
Property and equipment, net	34,142	30,583
Goodwill	140,325	-
Intangible assets, net	184,857	29,525
Deferred tax assets-long-term portion	5,806	450
Other long-term assets	17,044	8,369
Total assets	$588,929	$438,015

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$54,658	$44,774
Term loan-short-term portion	6,375	-
Deferred revenue-short-term portion	10,806	9,852
Total current liabilities	71,839	54,626
Deferred revenue-long-term portion	3,727	3,959
Convertible notes	105,000	95,469
Term loan-long-term portion	78,625	-
Other long-term liabilities	23,703	9,127
Stockholders' equity:
Common stock	706	704
Additional paid-in capital	755,000	750,332
Accumulated other comprehensive income	2,349	2,492
Accumulated deficit	(452,020)	(478,694)
Total stockholders' equity	306,035	274,834
Total liabilities and stockholders' equity	$588,929	$438,015
_______________________________
Note 1:	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUE:
Product sales	$58,505	$58,144	$116,996	$125,607
Services and other	7,898	6,515	14,654	12,776
Total revenue	66,403	64,659	131,650	138,383
COSTS AND EXPENSES:
Cost of product sales	24,363	22,367	47,928	46,266
Cost of services and other	3,319	3,426	7,098	6,626
Research and development	13,588	15,298	26,919	31,566
Selling, general and administrative	40,526	26,675	68,450	53,887
Total costs and expenses	81,796	67,766	150,395	138,345
(Loss) income from operations	(15,393)	(3,107)	(18,745)	38
Interest income and other, net	2,276	499	2,302	(1,395)
Interest expense	218	937	1,198	1,875
Loss before income taxes	(13,335)	(3,545)	(17,641)	(3,232)
Income tax (benefit) provision	(44,226)	127	(44,315)	401
Net income (loss)	$30,891	$(3,672)	$26,674	$(3,633)

Basic net income (loss) per common share	$0.44	$(0.05)	$0.38	$(0.05)
Diluted net income (loss) per common share	$0.43	$(0.05)	$0.38	$(0.05)

Shares used in computing basic net income (loss) per common share	70,161	69,504	70,069	70,700
Shares used in computing diluted net income (loss) per common share	71,918	69,504	72,263	70,700

AFFYMETRIX, INC.
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP net income (loss) - diluted	$30,891	$(3,672)	$26,674	$(3,633)
Amortization of inventory fair value adjustment	319	-	319	-
Amortization of acquired intangible assets	1,543	1,544	2,903	3,088
Acquisition-related transaction costs	4,710	-	5,767	-
Share-based compensation charge related to acquisition	8,265	-	8,265	-
Recovery of notes receivable previously reserved for	(2,215)	-	(2,215)	-
Impairment of non-marketable investments	-	-	-	1,157
Income tax benefit related to acquisition	(44,704)	-	(44,704)	-
Non-GAAP net income (loss) - diluted	(1,191)	(2,128)	(2,991)	612